Oconee Federal Financial Corp. 10-K

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-181424 and 333-173077 on Form S-8 of Oconee Federal Financial Corp. of our report dated September 24, 2018 relating to the 2018 consolidated financial statements, appearing in this Annual Report on Form 10-K of Oconee Federal Financial Corp. for the year ended June 30, 2018.

/s/ Crowe Horwath LLP

Atlanta, GA
September 24, 2018